EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934 as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value $0.03, of Rocky Mountain Chocolate Factory, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings. The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completenessof the information concerning such party contained therein; provided, however,that no party is responsible for the accuracy or completeness of the informationconcerning any other party, unless such party knows or has reason to believe thatsuch information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of February 15, 2010.


FIRST DALLAS HOLDINGS, INC.


By:	/s/ Donald W. Hodges
Name: Donald W. Hodges
Title:	Chairman


/s/ Donald W. Hodges
	Donald W. Hodges


FIRST DALLAS SECURITIES, INC.

By: 	/s/_Donald W. Hodges
Name:  Donald W. Hodges
Title:  Chairman


HODGES CAPITAL MANAGEMENT, INC.

By: 	/s/_Donald W. Hodges
Name: Donald W. Hodges
Title:  Chairman


HODGES FUND, A SERIES OF PROFESSIONALLY MANAGED PORTFOLIOS

By:  HODGES CAPITAL MANAGEMENT, INC., ADVISER TO HODGES FUND

By: 	/s/_Donald W. Hodges
Name: Donald W. Hodges
Title: 	Chairman


HODGES EQUITY INCOME FUND, A SERIES OF PROFESSIONALLY MANAGED PORTFOLIOS

By:  HODGES CAPITAL MANAGEMENT, INC., ADVISER TO HODGES EQUITY INCOME FUND

By: 	/s/_Donald W. Hodges
Name: Donald W. Hodges
Title: 	Chairman